Exhibit 10.12

Second Amendment to Credit Agreement and Waiver

This Second Amendment to Credit Agreement and Waiver (herein, this “Amendment”) is entered into as of June 13, 2013, by and among Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Trade Street Residential, Inc., a Maryland corporation (“Trade Street REIT”), the other Guarantors party hereto, the Lenders party hereto and BMO Harris Bank N.A., as Administrative Agent.

Preliminary Statements

A. The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of January 31, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that Administrative Agent and the Lenders waive compliance with certain sections of, and make certain amendments to, the Credit Agreement as set forth below, and the Administrative Agent and the Lenders are willing to do so pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Waivers.

1.1. The Borrower has requested that the Administrative Agent and the Lenders not require compliance with the minimum Adjusted EBITDA to Fixed Charges ratio covenant set forth in Section 8.20(b) of the Credit Agreement for the reporting periods ending December 31, 2012, March 31, 2013 and June 30, 2013 (such covenant, solely for such periods, being referred to herein collectively as the “Specified Covenant Requirements”).

1.2. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders and the Administrative Agent hereby waive the requirement of compliance with the Specified Covenant Requirements and any Event of Default arising solely from the Specified Covenant Requirements. The Borrower and the Guarantors acknowledge that the waivers under this Section 1 are specifically limited to the Specified Covenant Requirements and any Event of Default arising solely from the Specified Covenant Requirements. Except as specifically waived hereby, all terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

Section 2. Amendments to Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1. The definitions of “EBITDA,” “Fixed Charges” and “Interest Expense” set forth in Section 5.1 of the Credit Agreement (Definitions) are amended and restated in their entirety to read as follows:

“EBITDA” means, for the most recent Fiscal Quarter then ended computed on an annualized basis, determined on a consolidated basis of the Borrower and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus: (i) depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss); (ii) Interest Expense; (iii) income tax expense, to the extent included as an expense in the calculation of net income (or loss); (iv) extraordinary, unrealized or non-recurring losses, including impairment charges, minus: (v) extraordinary, unrealized or non-recurring gains, including the sale or write-up of assets; and (vi) income tax benefits; provided, however, that, to the extent any Property of the Borrower and its Subsidiaries has been owned by the Borrower and its Subsidiaries for only a portion of the most recent Fiscal Quarter, EBITDA with respect to such Property shall be calculated on a pro forma basis as if such Property had been owned by the Borrower and its Subsidiaries for all of such Fiscal Quarter.

“Fixed Charges” means, for the applicable Fiscal Quarter computed on an annualized basis, (a) Interest Expense, plus (b) scheduled principal amortization paid on Total Indebtedness (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness), plus (c) Preferred Dividends for such Fiscal Quarter computed on an annualized basis plus (d) all income taxes (federal, state and local) paid by Borrower during such Fiscal Quarter computed on an annualized basis; provided, however, that, to the extent any Property of the Borrower and its Subsidiaries has been owned by the Borrower and its Subsidiaries for only a portion of the most recent Fiscal Quarter, Fixed Charges with respect to such Property shall be calculated on a pro forma basis as if such Property had been owned by the Borrower and its Subsidiaries for all of such Fiscal Quarter.

“Interest Expense” means, with respect to a Person for any period of time, the interest expense whether paid or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any accrued interest and any amortization of (i) deferred financing fees, including the write-off such fees relating to the early retirement of such related Indebtedness for Borrowed Money, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

2.2. Clause (l) Section 8.8 of the Credit Agreement (Investments, Acquisitions, Loans and Advances) is amended and restated in its entirety to read as follows:

(l) investments in Land Assets and Land Assets contributed to joint ventures in an amount not to exceed in the aggregate at any one time outstanding 17.5% of the Total Asset Value of the Borrower and its Subsidiaries.

2.3. The table set forth in Section 8.20(b) of the Credit Agreement (Minimum Adjusted EBITDA to Fixed Charges Ratio) is amended and restated in its entirety to read as follows:

Fiscal Quarter ending	Ratio

December 31, 2012 through and including December 31, 2013	1.15 to 1.00
March 31, 2014 and June 30, 2014	1.25 to 1.00
September 30, 2014 and thereafter	1.50 to 1.00

2.4. Schedule I to Exhibit D of the Credit Agreement (Compliance Certificate) is amended and restated in its entirety to read as set forth on Schedule I to Compliance Certificate attached hereto and made a part hereof.

Section 3. Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Borrower, the Guarantors, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

3.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4. Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower and the Guarantors hereby represent to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the amendments and waivers set forth in Sections 1 and 2 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct, except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial reports of the Borrower delivered to the Lenders, and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 5. Miscellaneous.

5.1. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent and the Lenders certain Mortgages and Security Agreements re: Operating Accounts (collectively, the “Collateral Documents”). The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Borrower and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2. By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the amendment to the Credit Agreement as set forth herein and confirms that its obligations thereunder (including without limitation its obligations as a Guarantor pursuant to Section 13 of the Credit Agreement) remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement (other than Section 13 thereof) or any other Loan Document shall not be required as a result of this consent having been obtained.

5.3. Except as specifically amended or waived herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Collateral Documents, the Notes or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.4. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.5. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format file (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

[Signature Pages to Follow]

This Second Amendment to Credit Agreement and Waiver is entered into as of the date and year first above written.

“Borrower”

Trade Street Operating Partnership, LP, a Delaware limited partnership

By:	Trade Street OP GP, LLC, a Delaware limited liability company, its general partner

By:	Trade Street Residential, Inc., a Maryland corporation, its sole member

By:	/s/ Bert Lopez
	Name:	Bert Lopez
	Title:	COO/CFO

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER]

“Administrative Agent”

BMO Harris Bank N.A., as Administrative Agent

By:	/s/ Kim Liantano
	Name:	Kim Liantano
	Title:	Director

“Lender”

BMO Harris Bank N.A., as a Lender and Swing Line Lender

By:	/s/ Kim Liantano
	Name:	Kim Liantano
	Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER]

“Guarantors”

Trade Street Residential, Inc., a Maryland corporation

By:	/s/ Bert Lopez
	Name:	Bert Lopez
	Title:	COO/CFO

BSF-Arbors River Oaks, LLC, a Florida limited liability company

By:	TS Manager, LLC, a Florida limited liability company, its manager

By:	/s/ Bert Lopez
	Name:	Bert Lopez
	Title:	VP

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER]

Schedule I

to Compliance Certificate

_________________________________________________

Compliance Calculations

for Credit Agreement dated as of January 31, 2013

Calculations as of _____________, _______

A. Maximum Total Indebtedness to Total Asset Value Ratio (Section 8.20(a))
1. Total Indebtedness	$___________
2. Total Asset Value as calculated on Exhibit A hereto	___________
3. Ratio of Line A1 to A2	____:1.00
4. Line A3 must not exceed	0.70:1.00 (through December 31, 2013) 0.65:1.00 (after December 31, 2013)
5. The Borrower is in compliance (circle yes or no)	yes/no
B. Minimum Adjusted EBITDA to Fixed Charges Ratio (Section 8.20(b))
1. Net Income	$___________
2. Depreciation and amortization expense	___________
3. Interest Expense	___________
4. Income tax expense	___________
5. Extraordinary, unrealized or non-recurring losses	___________
6. Extraordinary, unrealized or non-recurring gains	___________
7. Income tax benefits	___________
8. Sum of Lines B1, B2, B3, B4 and B5	___________
9. Sum of Lines B6 and B7	___________
10. Line B8 minus Line B9 (“EBITDA”)	___________
11. Annual Capital Expenditure Reserve
12. Line B10 minus Line B11 (“Adjusted EBITDA”)

13. Interest Expense	___________
14. Principal Amortization Payments	___________
15. Dividends	___________
16. Income Taxes Paid	___________
17. Sum of Lines B13, B14, B15 and B16 (“Fixed Charges”)	___________
18. Ratio of Line B12 to Line B17	____:1.00
19. Line B18 shall not be less than	1.15:1.00 (December 31, 2012 through December 31, 2013) 1.25:1.00 (March 31, 2014 and June 30, 2014) 1.50:1.00 (September 30, 2014 and thereafter)
20. The Borrower is in compliance (circle yes or no)	yes/no
C. Tangible Net Worth (Section 8.20(c))
1. Tangible Net Worth	$___________
2. Aggregate net proceeds of Stock and Stock Equivalent offerings	___________
3. 75% of Line C2	___________
4. $26,954,678.00 plus Line C3	___________
5. Line C1 shall not be less than Line C4
6. The Borrower is in compliance (circle yes or no)	yes/no
D. Investments - Joint Ventures (Section 8.8(i))
1. Cash Investments in Joint Ventures	$___________
2. Total Asset Value	___________
3. Line D1 divided by Line D2	___________
4. Line D3 shall not exceed 15% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no

E. Investments - Assets Under Development (Section 8.8(j))
1. Assets Under Development	$___________
2. Total Asset Value	___________
3. Line E1 divided by Line E2	___________
4. Line E3 shall not exceed 15% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no
F. Investments - Mortgage Loans, Mezzanine Loans and Notes Receivable (Section 8.8(k))
1. Mortgage Loans, Mezzanine Loans and Notes Receivable	$___________
2. Total Asset Value	___________
3. Line F1 divided by Line F2	___________
4. Line F3 shall not exceed 5% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no
G. Investments - Land Assets (Section 8.8(l))
1. Land Assets	$___________
2. Total Asset Value	___________
3. Line G1 divided by Line G2	___________
4. Line G3 shall not exceed 17.5% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no
H. Aggregate Investment Limitation to Total Asset Value (Section 8.8)
1. Sum of Lines D1, E1, F1 and G1	$___________
2. Total Asset Value	____________
3. Line H1 divided by Line H2	___________
4. Line H3 shall not exceed 30% of Total Asset Value
5. The Borrower is in compliance (circle yes or no)	yes/no